Exhibit 10.32

AMENDMENT NO. 1

Master Services Agreement

(Binding Term Sheet)

This AMENDMENT NO. 1 TO MASTER SERVICES AGREEMENT (BINDING TERM SHEET) (this “Amendment”) is made and entered into as of December 29, 2021, by and among Sphere 3D Corp., an Ontario corporation (“Customer”), and Gryphon Digital Mining, Inc., a Delaware corporation (“Provider”, and Lender and Borrower, each a “Party” and collectively the “Parties”).

RECITALS

A. On August 10, 2021, the Parties entered into a Binding Term Sheet for a Master Services Agreement (the “MSA”).

B. On June 3, 2021, the Parties entered into an Agreement and Plan of Merger, as amended as of the date hereof (the “Merger Agreement”).

C. The Parties hereto desire to amend the MSA as set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing recitals and the respective covenants, agreements, representations and warranties contained herein and in the MSA, the Parties, intending to be legally bound, agree to amend and supplement the MSA as follows:

1. Definitions. All capitalized terms used herein without definition shall have the meanings ascribed to them in the MSA unless otherwise defined herein.

2. Amendments.

a. The “Term/Termination” section of the MSA is replaced in its entirety with the following:

●	The initial term of the Agreement shall be four (4) years, which may be extended for additional one (1) year terms with the mutual written consent of the Parties. If Customer has not had 3.5 exahash of crypti mining equipment delivered to it by December 31, 2022, the initial term shall be automatically extended by an additional year, for a total initial term of five (5) years.
●	Subject to written notice from Customer and an opportunity by Provider to cure for a period of up to one hundred eighty (180) day, Customer shall be entitled to terminate the Agreement in the event of: (i) Provider’s failure to perform the Services in a professional and workmanlike manner in accordance with generally recognized crypto-mining industry standards for similar services, or (ii) Provider’s gross negligence, fraud or willful misconduct in connection with performing the Services.
●	Provider shall be entitled to specific performance or termination for cause in the event of a breach by Customer, subject to written notice and an opportunity to cure for a period of up to one hundred eighty (180) days.

b. Under the “Commercial Terms” section of the MSA:

(i) The first bullet is replaced in its entirety with the following:

●	“Customer shall not in any way, without the prior written consent of Provider, sell, subordinate, encumber or otherwise convey to any third party that is an Affiliate of Customer a security interest in the mining equipment (including but not limited to servers, machines, hashboards, controller boards, case assemblies, fans, and power units) (the “Mining Equipment”); provided, however, that nothing in this provision shall preclude the grant of a security interest in connection with any equipment financing. “Affiliate” shall mean any person who directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common controller with an issuer, including but not limited to: (1) any beneficial owner or holder of 5% or more of any class of shares of Customer, and (2) any director, officer, employee or independent contractor (or a member of the immediate family of the foregoing) of Customer.”

(ii) the following language is added at the end of the fourth bullet: “After payment of all operating costs each month, Provider shall send Customer an invoice of the applicable Management Fee and deduct payment of the invoiced Management Fee from the Digital Wallet.”

2. Effect of Amendment. Except as amended by this Amendment, the MSA shall remain in full force and effect. No party shall be deemed to have waived the performance of any covenants in the MSA except as expressly amended by this Amendment.  In addition, if there are any inconsistencies between the MSA and this Amendment, the terms of this Amendment shall prevail and control for all purposes.

4. Governing Law. This Amendment shall be construed in accordance with and governed by the Laws of the State of New York without giving effect to the principles of conflict of laws.

5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original regardless of the date of its execution and delivery. All such counterparts together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

SPHERE 3D CORP.

By:
Name:	Peter Tassiopoulos
Title:	Chief Executive Officer

GRYPHON DIGITAL MINING, INC.

By:
Name:	Robby Chang
Title:	Chief Executive Officer

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